SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

VIISAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-21559	04-3320515
(Commission file number)	(I.R.S. employer identification no.)

296 Concord Road, Third Floor, Billerica, Massachusetts 01821

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (978) 932-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On May 1, 2006, the Audit Committee of the Board of Directors of Viisage Technology, Inc. (Viisage) decided to engage Deloitte & Touche LLP (Deloitte) as Viisage’s independent registered public accounting firm commencing with the audit for the fiscal year ending December 31, 2006. A copy of the press release issued by the Company on May 2, 2006 concerning the engagement of Deloitte is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

During Viisage’s fiscal years ended December 31, 2005 and 2004 and the period from December 31, 2005 through May 1, 2006, neither Viisage, nor anyone on its behalf, consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Viisage’s consolidated financial statements, and no written report or oral advice was provided by Deloitte to Viisage that Deloitte concluded was an important factor considered by Viisage in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated May 2, 2006, issued by Viisage Technology, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIISAGE TECHNOLOGY, INC.

Date: May 3, 2006

	By:	/s/ Bradley T. Miller
Bradley T. Miller
Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 2, 2006, issued by Viisage Technology, Inc.